INNOSPEC INC. ANNOUNCES EXPANSION OF STOCK REPURCHASE PROGRAM AND DIVIDEND INCREASE

NEWARK, DELAWARE, February 16, 2006 - Innospec Inc. (NYSE: IOP) today announced that its Board of Directors has authorized the acceleration of the Company's stock repurchase program with the intention of spending up to $15 million over the next twelve months.

The timing of purchases and the exact number of stock to be purchased will depend on market conditions. The buyback program does not include specific price targets or timetables and may be suspended at any time.

The Company intends to immediately enter into a Rule 10b5-1 plan to facilitate repurchases of its stock under this program as well as maintaining its strategy of making additional repurchases in the open market outside of the Rule 10b5-1 plan. The plan will allow the Company to repurchase up to 300,000 shares of common stock. The plan will run until April 26, 2006.

Innospec also announced that its Board of Directors has declared a final dividend for full year 2005 of $0.08 (eight cents), an increase of 14% per share from the 2004 final dividend. The dividend is payable on April 1, 2006, to the holders of record of the common stock of the corporation on February 17, 2006.

Paul Jennings, President and Chief Executive Officer of Innospec Inc. said, "Expanding our buyback program and increasing our dividend by 14% is an excellent use of Innospec's capital that reflects the Company's strong cash generation, as well as our confidence in the Company's growth strategy and commitment to enhancing shareholder value."

About Innospec Inc.

Innospec Inc. is an international specialty chemical company with almost 1,000 employees in 21 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Performance Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specialises in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents, crop protection chemicals as well as in the plastics, paper and fungicides and in the metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL). The management team has a clear strategy in place to ensure the Company maximizes shareholder value from TEL supply while monitoring and reducing production in line with global demand.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or gain or loss thereof, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.